UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On January 27, 2010, 1st Pacific Bancorp (the “Company”, “we”, “our” or “us”) announced selected financial results as of and for the quarter and year ended December 31, 2009.  A copy of the related press release is attached hereto as Exhibit 99.1.

Further information required by this item is disclosed under Item 4.02 below and incorporated by reference.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

We notified the Nasdaq Stock Market LLC (“Nasdaq”) on January 27, 2010, of our intent to file a Form 25 with the Securities and Exchange Commission on February 8, 2010, to delist our Common Stock, no par value (“Common Stock”), from Nasdaq effective 10 days after the filing of the Form 25.  We have decided to voluntarily delist from Nasdaq as part of our overall strategy of conserving resources and improving cost effectiveness.

As previously disclosed on December 11, 2009, we received two letters from Nasdaq notifying us that we are failing to meet the minimum bid price requirement of $1 per share for continued listing, and the minimum market value of publicly held shares requirement of at least Five Million Dollars ($5,000,000).

Pursuant to the Form 25, our Common Stock will no longer be traded on Nasdaq as of the tenth day after the Form 25 is filed, which we expect to be February 18, 2010.  We are working with a market maker to have our Common Stock quoted on the OTC Bulletin Board.  We will continue to file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Also on January 27, 2010, we issued a press release announcing that we sent the aforementioned notice to Nasdaq. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 21, 2010, our board of directors (the “Board”), in consultation with our management, and after working closely with our regulators, the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions, determined that the previously issued consolidated financial statements for the quarter ended September 30, 2009, contained in our Quarterly Report on Form 10-Q filed November 16, 2009, should be restated, primarily to reflect an additional provision to our allowance for loan losses of $8.8 million and to increase the valuation allowance for deferred tax assets by $5.3 million.   Accordingly, the previously issued consolidated financial statements for such period should not be relied upon.

The increase in the provision for loan losses for the quarter ended September 30, 2009, resulting from this restatement, amounts to approximately $8.8 million and is the consequence of two significant factors:

•                  to enhance the Bank’s process for determining, documenting and recording an adequate allowance for loan losses (the “ALLL”), the Bank adopted a new model and, working closely with the Bank’s regulators, determined that the new methodology should be adopted and reflected in the quarterly results for September 30, 2009, resulting in an increase of approximately $3.4 million to the ALLL, and

•                  as a result of the determination to restate the September results, in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 855, “Subsequent Events,” the Bank reassessed its evaluation of potential impairment losses required by ASC Topic 310, “Receivables,” on two specific loans and determined that an additional impairment allocation of approximately $5.3 million was necessary due to current information obtained regarding the valuation of the underlying loan collateral.

Furthermore, as a result of the increase in the Company’s reported losses, we increased the valuation allowance on deferred tax assets, which resulted in an increase in deferred tax expense of approximately $5.3 million.

Finally, in regards to the two impaired loans mentioned above, the Company increased reported impairment write downs, or charge-offs, by approximately $6.9 million for the quarter ended September 30, 2009, approximately $1.6 million of which had been previously recognized as impairment reserves in the allowance for credit losses at September 30, 2009.

The changes noted above will be reflected in a Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009, which we intend to file with the Securities and Exchange Commission as soon as practicable.  In that report, we expect to report a net loss of approximately $15.9 million (or $3.19 diluted loss per share) for the quarter ended September 30, 2009 rather than the previously reported net loss of $1.9 million (or $0.37 diluted loss per share), and a net loss for the first nine months of 2009 of approximately $17.2 million (or $3.45 diluted loss per share) rather than the previously reported net loss of $3.1 million (or $0.63 diluted loss per share).

The Board, through its audit committee, has discussed with Vavrinek, Trine, Day & Co., LLP, who serves as our current independent registered public accounting firm, the matters disclosed in this report on Form 8-K.

Item 8.01               Other Events.

On January 21 2010, Paula Berggren, age 52, was appointed as our new Executive Vice President and Chief Credit Officer.  Ms. Berggren is expected to serve on the Bank’s Loan Committee.  Ms. Berggren brings vast experience in community bank credit administration, including banks challenged by adverse economic conditions.  Most recently, from 2006 to 2009, Ms. Berggren served as executive vice president and chief credit officer of First Business Bank, which previously operated under a consent order.  Prior to First Business Bank, Mr. Berggren served as managing director of business banking for First Republic Bank of San Francisco from 2001 to 2006.  From 1992 until 2001, she served as senior vice president of credit administration for the Bank of San Francisco where she helped guide the bank back to profitability after it had received a regulatory order.  Before that, she was head of real estate group at the Chicago office of the Resolution Trust Corp., in charge of the disposition of distressed real estate assets.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release issued by 1st Pacific Bancorp on January 27, 2010

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: January 27, 2010	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer